Exhibit 21.1
LIST OF SUBSIDIARIES OF TRIPLE-S MANAGEMENT CORPORATION
Triple-S, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Great American Life Assurance Company of Puerto Rico
1052 Muñoz Rivera Avenue
San Juan, Puerto Rico 00927
Seguros Triple-S, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Triple-C, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Interactive Systems, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
All these subsidiaries are incorporated under the laws of Puerto Rico.
In addition to these subsidiaries Seguros Triple-S, Inc. has the following wholly-owned subsidiary:
Signature Insurance Agency, Inc.
1441 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920
These subsidiaries are incorporated under the laws of Puerto Rico.